Exhibit 99.1

Blueprint Medicines Announces CEO and Leadership Transition Plan

-- Jeff Albers to transition to role of Executive Chairman of the Board of Directors --

-- Chief Operating Officer Kate Haviland appointed President and Chief Executive Officer --

-- Chief Commercial Officer Christina Rossi promoted to Chief Operating Officer --

-- Leadership transitions to be effective as of April 4, 2022 --

CAMBRIDGE, Mass., Jan. 5, 2022 /PRNewswire/ -- Blueprint Medicines Corporation (NASDAQ: BPMC) today announced that its Board of Directors has appointed Kate Haviland to succeed Jeff Albers as Chief Executive Officer (CEO), effective April 4, 2022. At that time, Mr. Albers will transition from his current role as Chairman, President and CEO to Executive Chairman of the Board of Directors and Ms. Haviland will transition from her current role as Chief Operating Officer (COO) to President and CEO. In addition, Ms. Haviland will be appointed to serve on the company’s Board of Directors, effective April 4, 2022.

Blueprint Medicines also announced today that Christina Rossi has been promoted from Chief Commercial Officer to COO. In her new role, Ms. Rossi will retain leadership of global commercial strategy and operations, and expand her oversight to include portfolio strategy and program management, corporate development, and corporate affairs, effective April 4, 2022.

“Serving as CEO of Blueprint Medicines for the last eight years has been the highlight of my career, and I’m immensely proud of all that we’ve accomplished in our efforts to improve and extend the lives of patients,” said Jeff Albers, Chairman, President and CEO of Blueprint Medicines. “Today, Blueprint Medicines is a fully integrated, global company delivering approved medicines to patients around the world. With a foundation of R&D and commercial success and an exciting pipeline of therapeutic candidates positioned to drive the company’s next phase of transformational growth, it is the right time for me to transition leadership to Kate and our outstanding executive team.”

Mr. Albers continued, “I have known Kate for nearly two decades and have valued her expertise and leadership throughout our time working together at Blueprint Medicines. Since joining the company six years ago, Kate has touched all aspects of our business and has been a steadfast partner in charting the company’s course through both successes and setbacks. She is adept at identifying and pursuing opportunities for growth and managing resource allocations across our broad portfolio, while also driving a high-performance culture anchored in transparency and a commitment to a diverse and inclusive workforce.”

“The Board’s selection of Kate as our next CEO is the culmination of a thoughtful, long-term succession planning process that was led by Jeff and the Board and purposefully designed to drive the company’s continued success, ensure continuity, and empower our strong executive team. Kate is an exceptional leader with a clear and inspiring vision, demonstrated ability to lead and execute an integrated business strategy, and deep commitment to our patient-centric mission and culture of innovation. The Board is confident in her ability to lead the company to reach its full potential through our next phase of growth and beyond,” said Alexis Borisy, co-founder and member of the Board of Directors of Blueprint Medicines. “On behalf of the Board, I want to thank Jeff for his remarkable leadership as CEO. During his tenure, the company has achieved tremendous success, developing from a privately held preclinical enterprise into a leading independent precision therapy company. It has been a privilege to be part of the company’s exponential growth, and I look forward to working with Kate and Jeff as the company continues to deliver important, innovative medicines to patients globally.”

“I am excited to become CEO of Blueprint Medicines as we build on our success by advancing the ongoing commercial launch of AYVAKIT® (avapritinib) in advanced systemic mastocytosis, achieving a constellation of near-term clinical data milestones for multiple therapeutic candidates, and expanding our portfolio with promising new research programs that we believe will drive substantial growth over the long term,” said Kate Haviland. “Blueprint Medicines was founded with a vision to change the lives of patients who have received a devastating diagnosis of cancer or hematologic disease. I have been honored to be a part of the team that has made this vision a reality. Over the years, I have met many patients and families whose lives have been impacted and extended by our efforts. I am driven by these experiences to expand the impact Blueprint Medicines can have on more people and families across the globe who are looking to us with hope for a better future. I look forward to continuing to work with Jeff, as he steps into the Executive Chairman role, the Board, and our executive team. Most importantly, I’m thrilled to lead and work side-by-side with our employees at Blueprint Medicines, a team that is passionate and deeply committed to continuously driving and delivering medical innovation.”

Ms. Haviland joined Blueprint Medicines in January 2016 as Chief Business Officer and has served as Chief Operating Officer since January 2019. Over this time, she served as the founding chair of the portfolio management team, formed and executed business development strategy, drove global capital investment plans, and played a key role in capital market financings. In addition, she directly supported the company’s evolution into a fully integrated business by developing and providing ongoing management of critical functions, including portfolio strategy and program management, corporate development, commercial strategy, international, technical operations, corporate affairs, and information systems. Prior to joining Blueprint Medicines, Ms. Haviland held leadership roles focused on building emerging, high-growth companies and advancing the development of innovative therapies in oncology and rare diseases as Vice President, Rare Diseases and Oncology Program Leadership at Idera Pharmaceuticals, Head of Commercial Development at Sarepta Therapeutics, Executive Director of Commercial Development at PTC Therapeutics, and roles in both corporate development and project management at Genzyme. She holds a B.A. from Wesleyan University with a double major in Biochemistry/Molecular Biology and Economics and an M.B.A. from Harvard Business School. Ms. Haviland has served as an independent director on the board of Fulcrum Therapeutics since June 2018 and is a member of the audit and compensation committees.

As part of the succession plan, Mr. Albers has agreed to serve as Executive Chairman through the end of 2022, with continued service as Chairman thereafter, with the goal of enabling a seamless leadership transition as the company continues to execute on its growth strategy.

About Blueprint Medicines

Blueprint Medicines is a global precision therapy company that invents life-changing therapies for people with cancer and blood disorders. Applying an approach that is both precise and agile, we create medicines that selectively target genetic drivers, with the goal of staying one step ahead across stages of disease. Since 2011, we have leveraged our research platform, including expertise in molecular targeting and world-class drug design capabilities, to rapidly and reproducibly translate science into a broad pipeline of precision therapies. Today, we are delivering approved medicines directly to patients in the United States and Europe, and we are globally advancing multiple programs for systemic mastocytosis, lung cancer and other genomically defined cancers, and cancer immunotherapy. For more information, visit www.BlueprintMedicines.com and follow us on Twitter (@BlueprintMeds) and LinkedIn.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including, without limitation, express or implied statements regarding plans, strategies, timelines and expectations for Blueprint Medicines' current or future approved drugs and drug candidates, including timelines for marketing applications and approvals, the initiation of clinical trials or the results of ongoing and planned clinical trials; Blueprint Medicines' plans, strategies and timelines to nominate development candidates; plans and timelines for additional marketing applications for avapritinib and pralsetinib and, if approved, commercializing avapritinib and pralsetinib in additional geographies or for additional indications; the potential benefits of any of Blueprint Medicines' current or future approved drugs or drug candidates in treating patients; the potential benefits of Blueprint Medicines' collaborations; Blueprint Medicines' strategy, goals and anticipated financial performance, milestones, business plans and focus; and the potential benefits of Blueprint Medicines’ succession planning process and executive leadership transition plan. The words "aim," "may," "will," "could," "would," "should," "expect," "plan," "anticipate," "intend," "believe," "estimate," "predict," "project," "potential," "continue," "target" and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Any forward-looking statements in this press release are based on management's current expectations and beliefs and are subject to a number of risks, uncertainties and important factors that may cause actual events or results to differ materially from those expressed or implied by any forward-looking statements contained in this press release, including, without limitation, risks and uncertainties related to the impact of the COVID-19 pandemic to Blueprint Medicines' business, operations, strategy, goals and anticipated milestones, including Blueprint Medicines' ongoing and planned research and discovery activities, ability to conduct ongoing and planned clinical trials, clinical supply of current or future drug candidates, commercial supply of current or future approved products, and launching, marketing and selling current or future approved products; Blueprint Medicines' ability and plans in continuing to establish and expand a commercial infrastructure, and successfully launching, marketing and selling current or future approved products; Blueprint Medicines' ability to successfully expand the approved indications for AYVAKIT/AYVAKYT and GAVRETO or obtain marketing approval for AYVAKIT/AYVAKYT in additional geographies in the future; the delay of any current or planned clinical trials or the development of Blueprint Medicines' current or future drug candidates; Blueprint Medicines' advancement of multiple early-stage efforts; Blueprint Medicines' ability to successfully demonstrate the safety and efficacy of its drug candidates and gain approval of its drug candidates on a timely basis, if at all; the preclinical and clinical results for Blueprint Medicines' drug candidates, which may not support further development of such drug candidates; actions of regulatory agencies, which may affect the initiation, timing and progress of clinical trials; Blueprint Medicines' ability to obtain, maintain and enforce patent and other intellectual property protection for AYVAKIT/AYVAKYT, GAVRETO or any drug candidates it is developing; Blueprint Medicines' ability to develop and commercialize companion diagnostic tests for AYVAKIT/AYVAKYT, GAVRETO or any of its current and future drug candidates; the success of Blueprint Medicines' current and future collaborations, partnerships or licensing arrangements; and Blueprint Medicines' ability to realize the anticipated benefits of its succession planning process and executive leadership transition plan. These and other risks and uncertainties are described in greater detail in the section entitled "Risk Factors" in Blueprint Medicines' filings with the Securities and Exchange Commission (SEC), including Blueprint Medicines' most recent Annual Report on Form 10-K, as supplemented by its most recent Quarterly Report on Form 10-Q and any other filings that Blueprint Medicines has made or may make with the SEC in the future. Any forward-looking statements contained in this press release represent Blueprint Medicines' views only as of the date hereof and should not be relied upon as representing its views as of any subsequent date. Except as required by law, Blueprint Medicines explicitly disclaims any obligation to update any forward-looking statements.

Investor and Media Contact

Jim Baker

Senior Vice President, Corporate Affairs

(617) 844-8236

ir@blueprintmedicines.com

media@blueprintmedicines.com